UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2024

ELUTIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39577	47-4790334
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12510 Prosperity Drive, Suite 370

Silver Spring, MD 20904

(Address of principal executive offices) (Zip Code)

(240) 247-1170

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ELUT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On January 10, 2024, Elutia Inc. (the “Company”), through its subsidiary Elutia Med LLC, a Delaware limited liability company (formerly known as Aziyo Med, LLC) (“Elutia Med”), entered into that certain Amendment No. 1 to Royalty Agreement (the “Amendment”), with Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Ligand”). The Amendment modifies the Royalty Agreement, dated May 31, 2017, between Elutia Med and Ligand (the “Royalty Agreement”), that was entered into by Elutia Med when it assumed a restructured, long-term obligation to Ligand (the “Revenue Interest Obligation”) in connection with its acquisition of the assets of CorMatrix Cardiovascular, Inc., in May 2017. The Royalty Agreement obligates Elutia Med to make royalty payments to Ligand of 5.0% of sales of CanGaroo, ProxiCor, Tyke and VasCure products, and substantially similar products, through May 31, 2027.

Pursuant to the Amendment, the parties modified and restructured the Revenue Interest Obligation by:

●	Revising the Minimum Annual Royalty (as defined in the Amendment) for 2024 and each subsequent fiscal year during the term of the Royalty Agreement from $2.75 million to $4.4 million;
●	Revising the Minimum Quarterly Payments (as defined in the Amendment) for each fiscal quarter beginning October 1, 2023, and continuing through the term of the Royalty Agreement from approximately $0.7 million to $1.1 million;
●	Agreeing to a payment by Elutia Med of $3.0 million in satisfaction of all royalty obligations of Elutia Med for the first three fiscal quarters of 2023, with half of such amount to be paid not later than January 20, 2024, and the remainder to be paid not later than April 10, 2024; and
●	Waiving the obligation of Elutia Med to make the $5.0 million milestone payment that became due to Ligand in the second quarter of 2023.

Elutia Med’s obligations under the Royalty Agreement, as amended, are secured by a lien on the assets of Elutia Med, and continue to be guaranteed by the Company. All other material terms and conditions of the Royalty Agreement and related Revenue Interest Obligation remain unchanged.

The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)Exhibits.

Exhibit No.	Exhibit Description
10.1	Amendment No. 1 to Royalty Agreement, dated January 10, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELUTIA INC.

Date: January 12, 2024	By:	/s/ Matthew Ferguson
Matthew Ferguson
Chief Financial Officer